UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

June 13, 2011 (Date of earliest event reported: June 8, 2011)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1500 CityWest Blvd., Suite 800

Houston, Texas, 77042

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — Corporate Governance and Management

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2011, Geokinetics Inc., a Delaware corporation, (“Geokinetics” or the “Company”) held its 2011 Annual Meeting of Stockholders. The total outstanding voting securities eligible to vote were 23,196,673 shares, which consisted of 18,176,558 shares of Common Stock, $0.01 par value, and 5,020,115 shares of Common Stock upon the conversion of 329,420 shares of Series B Senior Convertible Preferred Shares, $10.00 par value, voting together as a single class. Of the total outstanding shares eligible to vote at the meeting, 22,740,532 shares were present in person or by proxy. The stockholders were asked to take the following actions:

1.  Elect nine directors to Geokinetics’ nine-member Board of Directors, each to hold office for a term of one year;

2.  Approve the appointment of UHY LLP as Geokinetics’ independent public accountants for the fiscal year ending December 31, 2011.

PROPOSAL 1 — ELECTION OF DIRECTORS

The results of the vote were as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
William R. Ziegler	18,735,603	95,597	12,767	3,896,565
Richard F. Miles	18,733,583	97,817	12,567	3,896,565
Christopher M. Harte	18,541,222	287,978	14,767	3,896,565
Steven A. Webster	17,464,541	1,366,659	12,767	3,896,565
Gary M. Pittman	18,454,286	371,914	17,767	3,896,565
Robert L. Cabes, Jr.	17,368,602	1,460,298	15,067	3,896,565
Christopher D. Strong	18,474,363	308,837	60,767	3,896,565
Gottfred Langseth	18,733,376	97,824	12,767	3,896,565
Anthony Tripodo	18,737,396	93,804	12,767	3,896,565

PROPOSAL 2 — APPROVAL OF THE APPOINTMENT OF GEOKINETICS’ INDEPENDENT PUBLIC ACCOUNTANTS

The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,976,786	61,409	90,679	1,611,658

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

June 13, 2011	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr., Vice President, General Counsel and Corporate Secretary